UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
___________

FORM 8 – K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2012
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Northwest Bancorporation, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-24151	91-1574174
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

421 W. Riverside Avenue, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 456-8888
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

EXPLANATORY NOTE

This Current Report on Form 8-K/A (Amendment No. 1) is being filed to update the Current Report on Form 8-K filed by Northwest Bancorporation, Inc. (the “Company”) on January 4, 2013 (the “Original Report”) with the Securities and Exchange Commission (the “SEC”). The purpose of this amendment is to disclose that the stock purchase agreements (the "Stock Purchase Agreements") described in the Original Report have been terminated pursuant to their terms because the Company has been notified by the U.S. Department of Treasury ("Treasury") that the Company was not a winning bidder in the previously announced auction held by Treasury (the "Treasury Auction") to sell 10,500 shares of the Company's Cumulative Series A Preferred Stock and 525 Shares of Cumulative Series B Preferred Stock that Treasury had acquired pursuant to the TARP Capital Purchase Program (collectively, the "CPP Stock").  Approval of the Company's bid to purchase shares of the CPP Stock was a closing condition required to be satisfied by the Stock Purchase Agreements in order to consummate the transactions contemplated by the Stock Purchase Agreements.  The exhibit index has also been modified to include the only contract deemed material by the Company.

Item 1.01            Entry into Material Definitive Agreement.

The Company entered into separate Stock Purchase Agreements with Harlan D. Douglass and certain accredited investors pursuant to a private placement offering (the “Offering”).  Pursuant to the Stock Purchase Agreement by and between the Company and Mr. Douglass, Mr. Douglass agreed to purchase 640,547 shares of the Company's common stock at a price of $4.68 per share and 4,000 shares of the Company's convertible series C preferred stock (the “Series C Preferred Stock”) at a price of $1,000 per share, for an aggregate purchase price of $7,000,000.  The Company intended to use the proceeds from the Offering to bid in the Treasury Auction for shares of CPP Stock being sold by Treasury.

As previously disclosed, the Company was not a winning bidder in the auction, and on March 11, 2013, Treasury completed the sale of the CPP Stock to third party purchasers unaffiliated with the Company.  Because approval of the Company's bid to purchase shares of the CPP Stock in the Treasury auction was a closing condition required to be satisfied under the Stock Purchase Agreements, the Stock Purchase Agreements have been terminated and the transactions contemplated by the Stock Purchase Agreements will not be consummated.  The Company will therefore not be issuing any shares of common stock, Series C Preferred Stock or other series of preferred stock pursuant to the Stock Purchase Agreements and the Company will not be receiving any proceeds from the Offering or the sale of the CPP Stock.

Item 3.02            Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Amendment No. 1 is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits

(d)        The following exhibit hereby updates and replaces the exhibits previously filed with the Original Report:

10.1	Series C Preferred Stock and Common Stock Purchase Agreement, dated as of December 28, 2012, by and between Northwest Bancorporation, Inc. and Harlan D. Douglass.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST BANCORPORATION, INC.
(Registrant)

March 11, 2013                                                                          By: /s/ Randall L. Fewel
       Date                                                                                     Randall L. Fewel
President and Chief Executive Officer